Exhibit 21.1

List of subsidiaries

Name	Jurisdiction
Aptorum Group Limited	Cayman Islands
Aptorum Therapeutics Limited	Cayman Islands
APTUS MANAGEMENT LIMITED	HK
Aptorum Medical Limited	Cayman Islands
Aptus Therapeutics (Hong Kong) Limited	HK
Aptus Biotechnology (Macao) Limited	Macao
Aptorum International Limited	United Kingdom
Aptorum Pharmaceutical Development Limited	Cayman Islands
Forum Property Holding Limited	Cayman Islands
Videns Incorporation Limited	Cayman Islands
mTOR (Hong Kong) Limited	HK
Videns Incorporation (Hong Kong) Limited	HK
Nativus Life Sciences Limited	Cayman Islands
Nativus Life Sciences (Hong Kong) Limited	HK
Scipio Life Sciences Limited	Cayman Islands
Scipio Life Sciences (Hong Kong) Limited	HK
Claves Life Sciences Limited	Cayman Islands
Claves Life Sciences (Hong Kong) Limited	HK
Signate Life Sciences Limited	Cayman Islands
Signate Life Sciences (Hong Kong) Limited	HK
Acticule Life Sciences Limited	Cayman Islands
Acticule Life Sciences (Hong Kong) Limited	HK
Lanither Life Sciences Limited	Cayman Islands
Lanither Life Sciences (Hong Kong) Limited	HK